UniPixel Announces Preferred Equity Financing for $3 Million

Preferred Shares Priced at $1.50

For Immediate Release

Contact:

Joe Diaz, Robert Blum, Joe Dorame

Lytham Partners, LLC

602-889-9700

unxl@lythampartners.com

Santa Clara, California – January 18, 2017 – UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touchscreen and flexible electronics markets, today announced that it has entered into a financing agreement for $3 million of convertible, redeemable Preferred shares. The fixed conversion price of the Preferred shares is set at $1.50, subject to potential adjustments which primarily do not arise until after 90 days. The financing agreement also includes 2,500,000 warrants priced at $1.50 which will have a single price-only reset feature after six months which will reset the warrant price to 93% of the lowest conversion price during the six-month period but will only reset if the price is below $1.50. All of the Preferred shares must be fully converted or redeemed within twelve months from closing. UniPixel has the right to convert any portion of the Preferred shares to the investor by the issuance of common stock so long as the company’s stock price is at least $1.50, or, at any time, to redeem in cash equal to 125% of the financing. After the first 90 days, the investor will be permitted to convert the Preferred shares into shares of common stock at the investor’s choice, at a price equal to 93% of the common share value on the day preceding any conversion.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The Benchmark Company acted as the sole placement agent for the transaction.

The offering of the common stock and warrants will be made under UniPixel’s effective shelf registration statement (File No. 333-203691) declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 10, 2015. UniPixel will file a prospectus supplement with the SEC for the offering to which this communication relates. When available, the prospectus supplement and accompanying base prospectus, meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from The Benchmark Company at 150 East 58th Street, 17th Floor, New York, NY 10155 or by calling (212) 312-6700 or e-mail at bcarlsson@benchmarkcompany.com, or by visiting the EDGAR database on the SEC’s website located at http://www.sec.gov.

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About UniPixel

UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touchscreen and flexible electronics markets. The Company’s roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statement regarding the completion of the offering and conversion or redemption of the Preferred shares. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. These statements are based on management’s current expectations. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. These risks, uncertainties, and other factors include, but are not limited to, the satisfaction of the conditions of the closing of the offering, market conditions and other risks related to UniPixel’s business and operations as are discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UniPixel as of the date hereof, and UniPixel assumes no obligation to update any forward-looking statement.

Trademarks in this release are the property of their respective owners.